                                                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-91483, 33-88634, 33-88636, 33-88638, 333-07835,
333-07831, 333-63815 and 333-63813) and Form S-3 (Nos. 333-36853, 333-49941,
333-57947, 333-75227 and 333-81965) of Maxwell Technologies, Inc. of our report dated September 21, 1999, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 1999.

                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

San Diego, California
October 29, 1999